                                                                EXHIBIT 12

                            SFX BROADCASTING, INC.
                                COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 1995 and the three-month period ended March 31, 1996.


                                  EXHIBIT 12
                 STATEMENT REGARDING RECOMPUTATION OF RATIOS
                        IN THOUSANDS EXCEPT RATIOS

                                                             YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------------
                                                                                    PRO FORMA
                                                                                     FOR THE
                                                                                     RECENT
                                                                                  ACQUISITIONS  PRO FORMA
                                                                                     AND THE     FOR THE
                                                                                  TRANSACTIONS    RECENT
                                                                                      OTHER    ACQUISITIONS
                                                                                     THAN THE     AND THE
                                                                                    MMR MERGER  TRANSACTIONS
                                         1991     1992      1993     1994    1995      1995        1995
                                        -----    -----      ----     ----    ----      ----        ----
RATIO OF EARNINGS TO COMBINED
 FIXED CHARGES AND PREFERRED STOCK
 DIVIDENDS:

Income (loss) before income taxes
 extraordinary item and cumulative
 effect on a change in accounting
 principle                              (4,232)  (2,208)  (14,919)   3,310  (4,396)   (24,309)   (19,017)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Earnings                                     9    1,402    (7,568)  12,642   8,507     25,934     31,226
                                       -------  -------  --------  ------- -------  ---------  ---------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
Preferred stock dividends                  302      385       557      348     291     10,009     10,009
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Combined fixed charges and preferred
 stock dividends                         4,543    3,995     7,908    9,680  13,194     60,252     60,252
                                       -------  -------  --------  ------- -------  ---------  ---------
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends                                  --      --         --      1.3      --         --         --
Deficiency of earnings to cover
 combined fixed charges and preferred
 stock dividends                        (4,534)  (2,593)  (15,476)      --  (4,687)   (34,318)   (29,026)

RATIO OF EARNINGS TO FIXED CHARGES:
Income (loss) before income taxes
 extraordinary item and cumulative
 effect of a change in accounting
 principle                              (4,232)  (2,208)  (14,919)   3,310  (4,396)   (24,309)   (19,017)
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Earnings                                     9    1,402    (7,568)  12,642   8,507     25,934     31,226
                                       -------  -------  --------  ------- -------  ---------  ---------
Fixed charges (interest expense,
 including amortization of deferred
 financing costs)                        4,241    3,610     7,351    9,332  12,903     50,243     50,243
- -------------------------------------  -------  -------  --------  ------- -------  ---------  ---------
Ratio of earnings to fixed charges          --       --        --      1.4      --         --         --
Deficiency of earnings to cover fixed
 charges                                (4,232)  (2,208)  (14,919)      --  (4,396)   (24,309)   (19,017)